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SunAmerica Life Insurance Company (AZ)                           Exhibit A
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                 NAME                              PRINCIPAL OCCUPATION
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
Directors:       Eli Broad, Chairman (1)           see below
                 James R. Belardi(1)               see below
                 Lorin M. Fife(1)                  see below
                 Jana W. Greer(1)                  see below
                 Susan L. Harris(1)                see below
                 Gary W. Krat(1)                   see below
                 Peter McMillan(1)                 Executive Vice President &
                                                   Chief Investment Officer of
                                                   SunAmerica Investments, Inc.
                 Scott L. Robinson(1)              see below
                 James W. Rowan(1)                 see below
                 Joseph M. Tumbler(1)              see below
                 Jay S. Wintrob(1)                 see below

Officers:        Victor E. Aiken                   Vice President for SunAmerica Life
                                                   Insurance Company ("SunAmerica")
                 Eli Broad(1)                      President and Chief Executive
                                                   Officer of SunAmerica
                 Jay S. Wintrob(1)                 Executive Vice President of SunAmerica
                 Joseph M. Tumbler(1)              Executive Vice President of SunAmerica
                 James R. Belardi(1)               Senior Vice President and Treasurer of
                                                   SunAmerica and SunAmerica Inc.
                 Lorin M. Fife(1)                  Senior Vice President, General Counsel and
                                                   Assistant Secretary for SunAmerica
                 Jana W. Greer(1)                  Senior Vice President of SunAmerica
                 Franklin J. Grey                  Vice President for SunAmerica
                 Susan L. Harris (1)               Senior Vice President and Secretary
                                                   of SunAmerica
                 Gary W. Krat(1)                   Senior Vice President of SunAmerica
                 Keith B. Jones(1)                 Vice President SunAmerica
                 Edward P. Nolan(1)                Vice President for SunAmerica
                 Edwin Reoliquo(1)                 Senior Vice President and Chief Actuary
                                                   for SunAmerica
                 Michael Lindquist(1)              Vice President for SunAmerica
                 Greg Outcalt(1)                   Vice President for SunAmerica
                 Scott L. Robinson(1)              Senior Vice President of SunAmerica
                 James W. Rowan(1)                 Senior Vice President of SunAmerica
                 N. Scott Gillis(1)                Vice President and Controller of SunAmerica
                 Scott H. Richland (1)             Vice President and Treasurer of SunAmerica
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(1)     Business address and address where principal occupation is located is 1 SunAmerica Center, Century City, Los Angeles, California 90067.